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                                                                      EXHIBIT 21


                          CHATTEM, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF THE COMPANY


       NAME OF SUBSIDIARY                  STATE OR COUNTRY OF INCORPORATION
       ------------------                  ---------------------------------

Chattem (Canada) Inc.                                    Canada
Chattem (U.K.) Limited                                   England
HBA Insurance Ltd.                                       Bermuda
Signal Investment & Management Co.                       Delaware
































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